Exhibit 99.1
Avid Technology Announces $115 Million Share Repurchase Authorization

Burlington, Mass., September 9, 2021 – Avid® (NASDAQ: AVID), a leading technology provider that powers the media and entertainment industry, today announced that its Board of Directors has authorized a share repurchase program pursuant to which Avid may purchase up to $115 million of its common stock.

The Company’s decision to repurchase its shares, as well as the timing of such repurchases, will depend on a variety of factors, including the ongoing assessment of the Company’s capital needs, the market price of the Company’s common stock, general market conditions and other corporate considerations, as determined by management. The company expects to fund any repurchases using cash on hand and cash generated from operations.

“We now have an opportunity to unlock significantly greater value for shareholders resulting from our successful repositioning of the company to a growing subscription-based business model and delivering improved profitability,” said Jeff Rosica, Chief Executive Officer and President of Avid. Mr. Rosica continued, “As part of our long-term strategy, we believe returning capital through share repurchases will further accelerate returns for all shareholders and that this authorization will be a key part of our capital deployment strategy.”

“Avid is in a strong financial position on a positive trajectory, with increasing Free Cash Flow and a solid growth strategy,” said Ken Gayron, Chief Financial Officer of Avid. Mr. Gayron continued, “We are reserving a portion of our Free Cash Flow to return to shareholders as part of our overall capital deployment strategy, and we believe this repurchase authorization should provide an attractive return on capital, as we are confident in our long term financial plan.”

Stock repurchases may be executed pursuant to trading plans established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934 and through various means, including, without limitation, open market transactions, privately negotiated transactions or otherwise. The share repurchase program does not obligate the Company to purchase any shares, and the program may be suspended or discontinued at any time.

Forward-Looking Statements
Certain information provided in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include statements regarding our plans to repurchase outstanding shares of common stock and the timing and our ability to repurchase shares of common stock, our future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may”, “will”, “anticipate”, “expect”, “believe”, “estimate”, “intend”, “plan”, “should”, “seek”, or other comparable terms.
Readers of this press release should understand that these forward-looking statements are not guarantees of performance or results. Forward-looking statements provide our current expectations and beliefs concerning future events and are subject to risks, uncertainties, and

Exhibit 99.1
factors relating to our business and operations, all of which are difficult to predict and could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements.

These risks, uncertainties, and factors include, but are not limited to: changes in price and volume and the volatility of the Company’s common stock; adverse developments affecting prices and trading of securities listed on the Nasdaq Stock Market generally; unexpected or otherwise unplanned or alternative requirements with respect to the Company’s capital investments; risks related to the impact of the coronavirus (COVID-19) outbreak on our business, suppliers, consumers, customers and employees; our liquidity; our ability to execute our strategic plan including our cost saving strategies, and to meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; fluctuations in subscription and maintenance renewal rates; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; risks related to the availability and prices of raw materials, including any negative effects caused by inflation, weather conditions, or health pandemics; disruptions or inefficiencies in our supply chain and/or operations, including from the COVID-19 outbreak; the costs, disruption, and diversion of management's attention due to the COVID-19 outbreak; the possibility of legal proceedings adverse to our Company; and other risks described in our reports filed from time to time with the U.S. Securities and Exchange Commission. Moreover, the business may be adversely affected by future legislative, regulatory or other changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements includes in this press release which speak only as to the date of this press release. We undertake no responsibility to update or revise any forward-looking statements, except as required by law.

About Avid
Avid delivers the most open and efficient media platform, connecting content creation with collaboration, asset protection, distribution, and consumption. Avid’s preeminent customer community uses Avid’s comprehensive tools and workflow solutions to create, distribute and monetize the most watched, loved and listened to media in the world—from prestigious and award-winning feature films to popular television shows, news programs and televised sporting events, and celebrated music recordings and live concerts. With the most flexible deployment and pricing options, Avid’s industry-leading solutions include Media Composer®, Pro Tools®, Avid NEXIS®, MediaCentral®, iNEWS®, AirSpeed®, Sibelius®, Avid VENUE™, Avid FastServe®™ and Maestro™. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

Exhibit 99.1
© 2021 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid NEXIS, Avid FastServe, AirSpeed, iNews, Maestro, MediaCentral, Media Composer, Pro Tools, Avid VENUE, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.

Investor Contact:
Whit Rappole
Avid
IR@avid.com

PR Contact:
Jim Sheehan
Avid
jim.sheehan@avid.com